UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 18, 2023

Date of Report (Date of earliest event reported)

AVERY DENNISON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7685	95-1492269
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8080 Norton Parkway Mentor, Ohio	44060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (440) 534-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value	AVY	New York Stock Exchange
1.25% Senior Notes due 2025	AVY25	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 8 — Other Events

Item 8.01. Other Events.

As previously disclosed, Avery Dennison Corporation, a Delaware corporation (the “Company”), has been party to a litigation in which ADASA Inc. (“Adasa”), an unrelated third party, alleged that certain of the Company’s radio-frequency identification (“RFID”) products infringed Adasa’s patent. The Company recorded a contingent liability in the amount of $26.6 million related to this matter in the second quarter of 2021 based on a jury verdict. The Company appealed the trial court’s first instance judgment based on the jury verdict to the United States Court of Appeals for the Federal Circuit (“CAFC”). During the fourth quarter of 2022, the CAFC issued its judgment reversing the trial court’s grant of summary judgment of validity as to anticipation and obviousness; vacating the trial court’s sanctions ruling and remanding the case for retrial; and affirming subject-matter eligibility and damages if liability were to be determined on retrial. The Company sought the U.S. Supreme Court’s review of the CAFC’s decision on subject-matter eligibility.

In its Form 10-Q for the fiscal quarter ended April 1, 2023, the Company disclosed that it estimated the range of potential outcomes in this matter to be between $5 million and $71 million based on the first instance judgment associated with the jury verdict, which resulted in additional potential liability for RFID tags sold during the period from the jury verdict to the issuance of the first instance judgment, as well as a royalty on additional late-disclosed tags; sanctions, prejudgment interest, costs and attorneys’ fees; and an ongoing royalty on in-scope tags sold after October 14, 2021.

After the U.S. Supreme Court denied the Company’s writ of certiorari petition on May 30, 2023, the trial court’s retrial began on July 10, 2023. On July 18, 2023, the jury in the retrial issued a verdict that Adasa’s patent is valid; therefore, the Company’s defenses of anticipation and obviousness based on prior art were rejected by the jury. As a result of the jury verdict, the potential liability related to this matter could be modestly above the Company’s previously disclosed range. The Company has strong grounds to appeal and plans to appeal any judgment based on the jury verdict.

The Company has largely completed its migration to alternative encoding methods for its RFID tags.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVERY DENNISON CORPORATION

Date: July 19, 2023	By:	/s/ Ignacio J. Walker
	Name:	Ignacio J. Walker
	Title:	Senior Vice President and Chief Legal Officer